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                                                                   EXHIBIT 10.26


                               EXCHANGE AGREEMENT

         This Exchange Agreement is made as of the 30th of June, 2000 (the "Effective Date") by and among Acusphere, Inc., a Delaware corporation ("Acusphere"), and Elan International Services, Ltd., a Bermuda exempted limited liability company ("Elan").

         WHEREAS, Acusphere and Elan are parties to the Securities Purchase Agreement dated as of the date hereof (the "Securities Purchase Agreement") providing, INTER ALIA, for the purchase by Elan of shares of Acusphere's Series G Non-Voting Convertible Preferred Stock, $.0l par value per share (the "Series G Preferred Stock"), and Series H Convertible Preferred Stock, $.0l par value per share (the "Series H Preferred Stock"), and for the purchase by Elan of a convertible promissory note in the aggregate principal amount of up to $8,010,000 (the "Notes"), which Notes are convertible, at the option of the holder, into shares of Acusphere's Common Stock, $.01 par value (all of such shares into which such Notes are convertible being referred to herein as the "Note Conversion Shares"); and

         WHEREAS, among the conditions to the consummation of the transactions contemplated by the Securities Purchase Agreement is the execution and delivery of an agreement providing for certain rights of exchange with respect to the Series G Preferred Stock and for certain rights of conversion with respect to the Series G Preferred Stock, Series H Preferred Stock and the Note Conversion Shares.

         NOW, THEREFORE, in consideration of mutual promises and covenants set forth herein, and for other good and valuable consideration, the parties hereto agree as follows:

1.       EXCHANGE RIGHTS.

         1.1 At any time after the Effective Date, Elan shall have the right (the "Exchange Right") to exchange all of the then outstanding shares of Series G Preferred Stock held by it for all of the then outstanding shares of non-voting convertible preference shares (the "Newco Preferred Stock") of Acusphere Newco Ltd., a Bermuda exempted limited liability company ("Newco"), then held by Acusphere; PROVIDED, HOWEVER, that in the event Acusphere has, as of the Exchange Date (as defined below), converted all of its Newco Preferred Stock into shares of voting common shares of Newco (the "Newco Common Stock"), Elan shall have the right to receive 50% of the then outstanding shares of Newco Common Stock then held by Acusphere; FURTHER PROVIDED, HOWEVER, that the aggregate number of shares of Newco Preferred Stock or Newco Common Stock, as the case may be, to be exchanged pursuant to this Section 1 shall be reduced by an amount equal to 5% of the total number of outstanding shares of capital stock of Newco (including, without limitation, the Newco Preferred Stock and the Newco Common Stock) as of the Exchange Date, rounded to the nearest whole number of shares, for each year that this Exchange Right is not exercised, beginning with the year commencing on June 30, 2004.

         1.2 In order to exercise this Exchange Right, Elan shall provide written notice thereof to Acusphere (the "Exchange Notice"), setting forth (i) the fact that Elan intends to exercise the Exchange Right, and (ii) the proposed date for such exercise (the "Exchange Date"), which date




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shall be no less than 10 business days and no more than 30 business days after the date such notice is first delivered to Acusphere. On the Exchange Date, (x) Elan shall surrender for cancellation a certificate or certificates for all of its shares of Series G Preferred Stock or Series G Conversion Shares (as defined below), as the case may be, at the offices of Acusphere or of any transfer agent of Acusphere and (y) Acusphere shall, as soon as practicable thereafter, cause to be transferred and delivered to Elan such number of shares of Newco capital stock as is required to be exchanged pursuant to Section 1.1 hereto. Such exchange shall be deemed to have been made immediately prior to the close of business on the Exchange Date, at which time all of the Series G Preferred Stock so exchanged shall be cancelled. For the avoidance of doubt, any paid-in-kind dividends due or payable to the holders of the Series G Preferred Stock upon the Exchange Date shall be deemed canceled.

         1.3 In the event that the Series G Preferred Stock is automatically converted into shares of Acusphere's Common Stock, $.01 par value per share (the "Common Stock"), pursuant to Section 4.2 of Part A of Article Fourth of Acusphere's Certificate of Incorporation, as in effect from time to time (the "Charter") (all of such shares of Common Stock into which the Series G Preferred Stock is so automatically converted being referred to herein as the "Series G Conversion Shares"), Elan shall be entitled to exchange all of such Series G Conversion Shares for shares of Newco capital stock pursuant to the Exchange Right set forth in Sections 1.1 and 1.2 hereto.

         1.4 In the event that any share of Series G Preferred Stock is converted into shares of Common Stock at the option of Elan pursuant to Section
4.1 of Part A of Article Fourth of Acusphere's Charter, the Exchange Right contained herein shall be terminated and of no further force and effect.

2.       MISCELLANEOUS.

         2.1 GOVERNING LAW. This Exchange Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts as applied to agreements among Massachusetts residents, made and to be performed entirely within the Commonwealth of Massachusetts.

         2.2 AMENDMENT. Any provision may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the parties hereto.

         2.3 ASSIGNMENT OF RIGHTS. This Exchange Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives; PROVIDED, HOWEVER, that Elan shall not assign or transfer any part of its rights and obligations hereunder without the express written consent of Acusphere other than in connection with the transfer of all of its shares of Series G Preferred Stock to any of its affiliated entities (including any off balance sheet special purpose entity established by Elan).


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         2.4      TERM. This Exchange Agreement shall terminate upon the earlier of (i) the date on which any share of Series G Preferred Stock is converted into shares of Common Stock at the option of Elan pursuant to Section 4.1 of Part A of Article Fourth of Acusphere's Charter, (ii) the date on which all of Elan's shares of Series G Preferred Stock or Series G Conversion Shares, as the case may be, are exchanged for such number of shares of Newco capital stock as is required to be exchanged pursuant to Section 1.1 hereto, (iii) the date on which Elan no longer owns, directly or indirectly through affiliated entities, any shares of Series G Preferred Stock or, in the event the Series G Preferred Stock is automatically converted into Series G Conversion Shares pursuant to Section
4.2 of Part A of Article Fourth of Acusphere's Charter, Series G Conversion Shares, or (iv) the sixth anniversary of the date hereof.

         2.5 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         2.6 SEVERABILITY. In the event one or more of the provisions of this Exchange Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Exchange Agreement, and this Exchange Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         2.7 ATTORNEY FEES. In the event that any dispute among the parties to this Exchange Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Exchange Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         2.8 COUNTERPARTS. This Exchange Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first above written.

                                    ACUSPHERE, INC.
                                    38 Sidney Street
                                    Cambridge, MA 02139

                                    By: /s/ Sherri C. Oberg
                                        ---------------------------------------
                                        Name:  Sherri C. Oberg
                                        Title: President and Chief Executive
                                               Officer


                                    ELAN INTERNATIONAL SERVICES, LTD.
                                    102 St. James Court
                                    Flatts, Smiths Parish
                                    Bermuda, FL 04


                                    By: /s/ Kevin Insley
                                        ---------------------------------------
                                        Name:
                                        Title: